                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              RACOM SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                RACOM SYSTEMS, INC.
                             6080 GREENWOOD PLAZA BLVD.
                         GREENWOOD VILLAGE, COLORADO 80111

                                 PROXY STATEMENT AND
                      NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD JANUARY 29, 1999

     To the stockholders of Racom Systems, Inc.:

     A Special Meeting of the stockholders of Racom Systems, Inc. (the "Company") will be held at the Company's executive offices, 6080 Greenwood Plaza Blvd., Greenwood Village, Colorado 80111, at 9:00 A.M. on January 29, 1999, or at any adjournment or postponement thereof, for the following purposes:

     1. To authorize the reverse split of the Company's Common Stock on the basis of one share for each three shares outstanding; and

     2. To amend the Company's Certificate of Incorporation to authorize up to 10,000,000 shares of Preferred Stock of the Company, par value $0.01 per share, issuable in one or more series.

     Details relating to the above matters are set forth in the attached Proxy Statement. All stockholders of record of the Company as of the close of business on January 4, 1999 will be entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IF YOU DO NOT PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         Margaret Von der Schmidt
                         Secretary

January __, 1999

                                   PROXY STATEMENT

                                RACOM SYSTEMS, INC.
                            6080 GREENWOOD PLAZA BLVD.
                         GREENWOOD VILLAGE, COLORADO 80111
                             TELEPHONE: (303) 771-2077

                          SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JANUARY 29, 1999

     This proxy statement (this "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Racom Systems, Inc. (the "Company"), a Delaware corporation, of holders of $.01 par value Common Stock ("Common Stock") to be voted at a special meeting of stockholders of the Company (the "Special Meeting") to be held at the offices of the Company at the address listed above at 9:00 A.M. on January 29, 1999 or at any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy is being first mailed or given to all stockholders of the Company on or about January __, 1999. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the proposals set forth herein.

     Any stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Special Meeting, that the proxy be returned.

     The solicitation of proxies by means of this Proxy Statement is being made by the Company. All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. No director of the Company has informed the Company of such director's intent to oppose the actions contemplated by this Proxy Statement.

                      VOTING SHARES AND PRINCIPAL STOCKHOLDERS

     The close of business on January 4, 1999, has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting. On the record date, there were outstanding __________ shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter that may come before the Special Meeting.

     A majority of the issued and outstanding shares entitled to vote, represented in person or by proxy, constitutes a quorum at any stockholders' meeting, including at the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning the holdings of Common Stock by each person who, as of December 22, 1998, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock, by each director, and by all directors and executive officers as a group. All shares are owned beneficially and of record.


                                             SHARES
NAME                                 BENEFICIALLY OWNED (1)     PERCENT OF CLASS
----                                 ----------------------     ----------------
Intag International Limited (2)            5,694,298                  41.4%
52 Phillip Street
Sydney NSW Australia

Ramtron International Corporation (3)      5,051,452                  36.9%
1850 Ramtron Drive
Colorado Springs, Colorado

John A. Hinds (4)*                           146,667                   1.1%
Mark R. Davison (5)*                          45,000                   0.3%
George J. Stathakis (6)*                     100,000                   0.7%
Chas Yap Hock Eng (7)*                        25,000                   0.2%
Roger Bertman (8)*                            62,000                   0.5%
Arthur B. Rancis*                                ---                    ---
Douglas Sheldon (9)*                          35,000                   0.3%
All officers and directors                   413,667                   2.9%
as a group (7 persons) (4)(5)(6)(7)(8)(9)

* The address of these persons is in care of the Company at 6080 Greenwood Plaza Blvd., Greenwood Village, Colorado 80111.

----------


(1) Beneficial ownership as reported in the table has been determined in accordance with applicable federal regulations and includes (a) shares of Company Common Stock as to which a person possesses sole or shared voting and/or investment power and (b) shares of Company Common Stock which may be acquired within sixty days upon the exercise of outstanding stock options and warrants.

(2)  Includes 321,766 Common Stock purchase warrants.

(3)  Includes 251,452 Common Stock purchase warrants.

(4)  Includes 10,000 shares and options to purchase 136,667 shares of Common
     Stock.

(5) Comprises options to purchase 45,000 shares of Common Stock. Does not include 5,372,532 shares or 321,766 Common Stock purchase warrants held by Intag International Limited, a publicly-held Australian company for which Mr. Davison serves as a director.

(6) Includes 5,000 shares and options to purchase 95,000 shares of Common Stock. Does not include 4,800,000 shares or 251,452 Common Stock purchase warrants held by Ramtron International Corporation, a publicly-held company for which Mr. Stathakis serves as a director.

(7)  Comprises 25,000 options to purchase shares of Common Stock.

(8)  Includes 7,000 shares and 55,000 options to purchase shares of Common
     Stock.

(9)  Comprises 35,000 options to purchase shares of Common Stock.

                  PROPOSAL NO. 1:  TO REVERSE SPLIT THE COMMON STOCK

     The Company's Board of Directors on December 28, 1998, approved an amendment to the Company's Certificate of Incorporation to authorize a reverse split of the Company's Common Stock on the basis of one share for each three shares outstanding while maintaining 40,000,000 shares of $.01 par value common stock authorized for issuance. In addition, the Company's option plans require the Board of Directors to adjust the number of shares into which each outstanding option is exercisable to reflect the reverse stock split.

     Based upon the number of shares of Common Stock outstanding on the record date, upon the effectiveness of the reverse split, the total number of outstanding shares of Common Stock would be reduced to _________. The full text of the proposed amendment to the Company's Certificate of Incorporation with respect to this Proposal is set forth in Appendix A to this Proxy Statement and the following description is qualified in its entirety by reference thereto.

     The immediate purpose of the proposed reverse stock split is to attempt to increase the market price of the Company's Common Stock in order to meet the minimum requirements for continued listing of the Common Stock on the NASDAQ SmallCap Market.

     The Company's Common Stock has been traded on the NASDAQ SmallCap Market since March of 1997. One of the several requirements of NASDAQ for continued listing on the SmallCap Market is maintaining a market price of at least $1.00 per share. In recent months, the Company's Common Stock has been trading at or below this $1.00 per share minimum.

     The Board of Directors believes that there are benefits to the Company and its stockholders to maintain the listing of the Common Stock on the NASDAQ SmallCap Market. By reducing the number of outstanding shares of Common Stock through a reverse stock split, the trading price of the Common Stock may increase, thereby enabling the Company to continue to meet the $1.00 per share minimum price required by NASDAQ. A higher share price may also make the Common Stock more attractive to a broader group of investors. Stockholders should note, however, that the Board of Directors cannot predict what effect, if any, the reverse stock split will have on the market price of, or the market for, the Common Stock.

     Furthermore, because the reverse stock split will reduce only the number of outstanding shares of Common Stock and not the number of shares authorized for issuance, the reverse stock split will result in an increase in the available number of shares of Common Stock authorized for issuance by the Board of Directors.

     The reverse stock split may result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares. In addition, there can be no assurance that the reverse stock split will increase or will not adversely impact the market price of the Common Stock, that the marketability of the Common Stock will improve as a result of the reverse stock split or that the reverse stock split will otherwise have any of the effects described herein.

     The amendment effecting the reverse stock split as approved by the Board of Directors provides that the Board may abandon the amendment at any time, notwithstanding stockholder approval and without further action by the stockholders. If the proposal is approved by the stockholders, it is the present intent of the Board of Directors not to implement the reverse stock split by filing the amendment with the Delaware Secretary of State unless and until the Board of Directors, in its sole discretion, believes that the reverse stock split is desirable in order to attempt to maintain the listing of the Common Stock on the NASDAQ SmallCap Market. Therefore, it is possible that the reverse stock split may never be effected even if it is approved by the stockholders. If the amendment to the Company's Certificate of Incorporation is approved by the stockholders but has not been effected on or before the record date for the 1999 Annual Meeting of stockholders, the amendment will be deemed to have been abandoned by the Board of Directors. Thereafter, the Board of Directors may seek stockholder approval of any new proposal to implement a reverse split of the Common Stock.

     If the reverse stock split is approved by the stockholders, it will become effective automatically upon the filing of the required documents with the Secretary of State of Delaware and, upon such filing, each share of Common Stock will automatically be converted into the number of shares of Common Stock that would give effect to the reverse stock split. The Company will notify current stockholders of the filing of the applicable documents with the Secretary of State of Delaware and will furnish stockholders of record as of the close of business on such filing date with a letter of transmittal for use in exchanging certificates. The Company's stockholders, promptly after the amendment to the Certificate of Incorporation becomes effective, must mail their certificates representing their Common Stock to American Securities Transfer and Trust Company, Denver, Colorado, the Company's Transfer Agent, if they wish to obtain a new stock certificate giving effect to the reverse stock split. Fractional shares resulting from the reverse stock split will be rounded up to the next whole share.

     The Company believes that: (i) the proposed reverse stock split will not be a taxable transaction to the Company; (ii) the Company's stockholders will not recognize any gain or loss as a result of the reverse stock split; (iii) the aggregate tax basis of the Common Stock received by the stockholders pursuant to the reverse stock split will equal the aggregate tax basis of the stockholders' Common Stock prior to the reverse stock split; and (iv) the holding period of the Common Stock received by the Company's stockholders will include the holding period of the stockholders' Common Stock before the reverse stock split, provided the Common Stock was a capital asset in the hands of such stockholder.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS APPROVE THIS AMENDMENT TO THE CERTIFICATE OF INCORPORATION AUTHORIZING A ONE SHARE FOR THREE SHARES REVERSE STOCK SPLIT OF ALL OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK.


                      PROPOSAL NO. 2:  TO AMEND THE COMPANY'S
                ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE
            OF SHARES OF PREFERRED STOCK ISSUABLE IN ONE OR MORE SERIES

     On December 28, 1998, the Board of Directors unanimously approved a proposal to amend the Company's Certificate of Incorporation to authorize the issuance of up to 10,000,000 shares of Preferred Stock, par value $0.01 per share. The full text of the proposed amendment to the Company's Certificate of Incorporation with respect to this Proposal is set forth in Appendix B to this Proxy Statement and the following description is qualified in its entirety by reference thereto.

     No preferred stock is presently authorized by the Company's Certificate of Incorporation. The proposed amendment would authorize the Board of Directors, without any further stockholder action (unless such action is required in a specific case by applicable laws or regulations or by applicable rules of a trading market or stock exchange), to issue from time to time shares of Preferred Stock in one or more series, to determine the number of shares to be included in any series and to fix the designation, voting power, other powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the series. The Preferred Stock to be authorized is of the type commonly known as "blank-check" preferred stock.

     The amendment would authorize the Board of Directors, from time to time, to divide the Preferred Stock into series, to designate each series, and to determine for each series its respective rights and preferences, including, without limitation, any of the following: (i) the rate of dividends, and whether dividends were cumulative or had a preference over the Common Stock in right of payment; (ii) the terms and conditions upon which shares may be redeemed and the redemption price; (iii) sinking fund provisions for the redemption of shares; (iv) the amount payable in respect of each share upon a voluntary or involuntary liquidation of the Company; (v) the terms and conditions upon which shares may be converted into other securities of the Company, including Common Stock; (vi) limitations and restrictions on payment of dividends or other distributions on, or redemptions of, other classes of stock of the Company junior to such series, including the Common Stock; (vii) conditions and restrictions on the creation of indebtedness or the issuance of other senior classes of stock; and (viii) voting rights. Any series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends, voting rights, redemption and liquidation rights, senior to the Company's Common Stock.

     In the Board of Directors' opinion, the primary reason for authorizing the Preferred Stock is to provide flexibility for the Company's capital structure. The Board of Directors believes that this flexibility is necessary to enable it to tailor the specific terms of a series of Preferred Stock that may be issued to meet market conditions and financing opportunities as they arise, without the expense and delay that would be entailed in calling a stockholders meeting to approve the specific terms of any series of Preferred Stock. The Board of Directors previously, in December of 1996, approved the authorization of Preferred Stock but the Company has not up until now taken the steps required under the Certificate of Incorporation and applicable law to authorize such Preferred Stock.

     The Preferred Stock may be used by the Company for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations. Other purposes could include issuances in connection with the acquisition of other businesses or properties.

     The Company currently needs to obtain outside financing to meet its cash requirements. The Company is investigating different alternatives for raising capital and also for the Company's future. The Company has hired two investment banking firms to explore the possibility of obtaining additional equity or debt financings or of engaging in a strategic combination or other transaction. The Preferred Stock proposed to be authorized at the Special Meeting could be used in connection with any resulting transactions. The Company currently has no arrangements, agreements or understandings for the issuance of any Preferred Stock. The Company is, however, in negotiations to raise $500,000 to $1,000,000 in additional capital, either as equity or debt, during the first quarter of 1999 and could, if this proposal is approved by the Company's stockholders, issue Preferred Stock in connection with that financing. Preferred stock, if issued in this proposed financing, would be sold for cash in an arm's length transaction.

     It is not possible to state the precise effects of the authorization of the Preferred Stock upon the rights of the holders of the Company's Common Stock until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of the class as a whole or of any series of the Preferred Stock. Such effects might include: (a) reduction of the amount otherwise available for the payment of dividends on Common Stock to the extent dividends are payable on any issued Preferred Stock; (b) restrictions on dividends on the Common Stock; (c) rights of any series or the class of Preferred Stock to vote separately, or to vote with the Common Stock; (d) conversion of the Preferred Stock into Common Stock at such prices as the Board determines, which could include issuance at below the fair market value or original issue price of the Common Stock, diluting the book value or per share value of the outstanding Common Stock; and (e) the holders of Common Stock not being entitled to shares in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock. Holders of the Company's Common Stock do not have preemptive rights to purchase shares in future issuances.

     In addition, the existence of unissued Preferred Stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if stock was issued in response to a potential takeover. Issuances of stock, including preferred stock with conversion rights, can and have been implemented by some companies in a manner intended to make acquisition of the companies more difficult or more costly. An issuance of stock could deter the types of takeover transactions that may be proposed or could discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders and could enhance the ability of officers and directors to retain their positions. Stockholders should be aware, however, that the Board of Directors has a fiduciary obligation to analyze the potential effects of the issuance of any shares upon the Company and its shareholders and to issue shares only when the Board of Directors believes the issuance to be in the best interests of the Company and its shareholders. The Company has no present intention to use any of the Preferred Stock to be authorized in the Special Meeting for anti-takeover purposes.

     As discussed more fully below, Section 203 of the Delaware General Corporation Law may be deemed to have an anti-takeover effect and should be reviewed in evaluating this proposal.

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. Such section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person, or an affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) upon consummation of the transaction that made it an interested stockholder, such person owned 85% or more of the voting stock of the corporation that was outstanding prior to the commencement of such transaction (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or

(iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     If approved by the stockholders, this proposed amendment to the Company's Certificate of Incorporation, with respect to Preferred Stock, will become effective upon filing Articles of Amendment with the Secretary of State of Delaware, which is expected to be accomplished on _____, 1999, or as soon thereafter as practicable.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK.

                         VOTE REQUIRED TO APPROVE PROPOSALS

     A vote in favor by the holders of at least a majority of the outstanding shares of Common Stock is required to approve each of Proposal No. 1 and Proposal No. 2. Abstentions are counted toward the calculation of a quorum but are not treated as either a vote for or against the relevant Proposal. An abstention has the same effect as a vote against the relevant Proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements but will have the same effect as a vote against each of the Proposals. Stockholders have no right under Delaware law or under the Company's Certificate of Incorporation or Bylaws to dissent from either Proposal No. 1 or Proposal No. 2.


                               STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of stockholders must have been received by the Company on or before December 1, 1998. After February 14, 1999, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 1999 Annual Meeting of stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

     The above notice and Proxy Statement are sent by order of the Board of Directors.

________________, 1998

                              Margaret Von der Schmidt
                              Secretary

                                                                      APPENDIX A

                             CERTIFICATE OF AMENDMENT
                          OF CERTIFICATE OF INCORPORATION

                                         OF

                                RACOM SYSTEMS, INC.


Racom Systems, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. The Certificate of Incorporation is hereby amended to effect a reverse split of the outstanding shares of the Corporation's Common Stock, $0.01 par value (the "Common Stock"). Effective on the filing of this Certificate of Amendment of Certificate of Incorporation, each issued and outstanding share of the Common Stock shall be automatically converted without further action into one-third of a share of the Common Stock. All fractions of a share created by the foregoing reverse split shall be automatically converted without further action into a whole share of the Common Stock.

     2. The amendment to the Certificate of Incorporation herein certified was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     3. The Corporation has caused this Certificate of Amendment to be executed by _______________, its authorized ___________________.

     4. This Certificate of Amendment shall be effective as of the date of filing with the Delaware Secretary of State.


Date:     _______________, 1999.


                                   -------------------------------
                                        Name:
                                        Title:

                                                                      APPENDIX B

                             CERTIFICATE OF AMENDMENT
                          OF CERTIFICATE OF INCORPORATION

                                         OF

                                RACOM SYSTEMS, INC.


Racom Systems, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Section 4.1 thereof and by substituting in lieu of said Section 4.1 the following new Section 4.1:

          "4.1 AUTHORIZED STOCK AND CLASSES OF STOCK. The Corporation shall have the authority to issue 50,000,000 shares, consisting of 40,000,000 shares of Common Stock, $0.01 par value per share, and 10,000,000 shares of Preferred Stock, $0.01 par value per share. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, voting power, other powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock entitled to vote thereon, without a vote of the holders of the outstanding Preferred Stock as a class, or of any series thereof as a class, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any such series of Preferred Stock.

     2. The amendment to the Certificate of Incorporation herein certified was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. The Corporation has caused this Certificate of Amendment to be executed by _______________, its authorized ___________________.

     5. This Certificate of Amendment shall be effective as of the date of filing with the Delaware Secretary of State.

Date:     _______________, 1999.


                                   -------------------------------
                                        Name:
                                        Title:

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       PROXY
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
                                RACOM SYSTEMS, INC.

                            TO BE HELD JANUARY 29, 1999

     The undersigned hereby appoints John A. Hinds and Arthur B. Rancis, and each of them, as the lawful agents and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Racom Systems, Inc. held of record by the undersigned on January 4, 1999, at the Special Meeting of stockholders to be held January 29, 1999, or any adjournment or postponement thereof.

     PROPOSAL NO. 1. To amend the Company's Certificate of Incorporation to authorize the reverse split the Company's Common Stock on the basis of one share for each three shares outstanding.

     FOR__________       AGAINST___________       WITHHOLD VOTE_________

     PROPOSAL NO. 2. To amend the Company's Certificate of Incorporation to authorize up to 10,000,000 shares of Preferred Stock of the Company, par value $0.01 per share, issuable in one or more series.

     FOR__________       AGAINST___________       WITHHOLD VOTE_________


     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. WHERE NO CHOICE IS SPECIFIED BY THE STOCKHOLDER THE PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:                      Signature
      ------------------             -----------------------------------------

                                     -----------------------------------------
                                        Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OF STOCKHOLDERS.
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